UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of THE
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WELBILT, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

William C. Johnson

April 21, 2021

Dear Welbilt Factory Authorized Servicers,

Today Middleby and Welbilt announced that they have entered into a definitive agreement whereby Middleby will acquire Welbilt in an all-stock merger transaction.

We are excited to share this news with you.

Middleby and Welbilt have an established track record of bringing leading innovations to the commercial foodservice industry. The combination of Middleby and Welbilt will accelerate investments in technology, automation, and IoT to provide world-class, in-demand solutions for rapidly changing needs and trends within our industry.

Please know that your interests and partnership remain our top priority during this time. We are confident this acquisition will be positive for our partners, and we understand there will be many questions. We will do our very best to address all your questions, but there will be some we cannot answer until the transaction closes, which we expect to be later this year. Until then, Middleby and Welbilt will continue to operate as separate companies with their responsibilities and management structures unchanged.

The announcement today is the first step in the acquisition process. We ask that you refer any questions about this transaction back to Welbilt. Our policy is not to comment on rumors, and we ask you to join us in this response.

We would like to thank you for your loyal representation of the Welbilt brands through your dealership. Your support is important to us as we embark on this strategy to improve and expand our global business for the long term. We hope you share in our excitement for the future.

Welbilt, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 | +1 727.569.1119 | Bill.Johnson@welbilt.com

Sincerely,

William C. Johnson

President & Chief Executive Officer

Welbilt, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 | +1 727.569.1119 | Bill.Johnson@welbilt.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. Middleby’s and Welbilt’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of Middleby or Welbilt or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Middleby or Welbilt; the ability of Middleby and Welbilt to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of COVID-19 or other public health crises and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; and legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in Middleby’s and Welbilt’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transactions. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in Middleby’s and Welbilt’s Annual Reports on Form 10-K and in other filings. The forward- looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Middleby and Welbilt undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Middleby intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Middleby and Welbilt that also constitutes a prospectus of Middleby. Each of Middleby and Welbilt also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Middleby and Welbilt. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Middleby and Welbilt, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Middleby will be available free of charge on Middleby’s investor page at www.middleby.com or by contacting Middleby’s Investor Relations Department by email at investors@middleby.com or by phone at +1 (847) 741-3300. Copies of the documents filed with the SEC by Welbilt will be available free of charge on Welbilt’s website at www.welbilt.com or by contacting Welbilt’s Investor Relations Department by email at Richard.Sheffer@welbilt.com or by phone at +1 (727) 853-3079.

Welbilt, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 | +1 727.569.1119 | Bill.Johnson@welbilt.com

Participants in the Solicitation

Middleby, Welbilt and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Middleby is set forth in Middleby’s proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 31, 2021, and Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, which was filed with the SEC on March 3, 2021. Information about the directors and executive officers of Welbilt is set forth in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Middleby or Welbilt using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Welbilt, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 | +1 727.569.1119 | Bill.Johnson@welbilt.com